Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Sanchez Energy Corporation

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3ASR (File No. 333-196653), Form S-3 (No. 333-210319) and Form S-8 (File No. 333-212733, No. 333-193017 and No. 333-208863) of Sanchez Energy Corporation of our report dated March 2, 2015 and February 27, 2017, relating to the 2014 consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas

February 27, 2017